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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT


                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer Smith Barney Investment Funds Inc. - Smith Barney Government Securities (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                   Chief Administrative Officer
Smith Barney Investment Funds Inc. -      Smith Barney Investment Funds Inc. -
Smith Barney Government                   Smith Barney Government
Securities Fund                           Securities Fund

/s/ R. Jay Gerken                         /s/ Richard L. Peteka
------------------------                  ----------------------------
R. Jay Gerken                             Richard L. Peteka
Date: August 28, 2003                     Date: August 28, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Form N-CSR with the Commission.